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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10700 Bren Road West
Minnetonka, Minnesota 55343

Dear Shareholder:

     On behalf of the board of directors of American Medical Systems Holdings Inc. (AMS), I am pleased to invite you to attend the 2003 Annual Meeting of AMS Shareholders. The meeting will be held on Wednesday, May 7, 2003, at 4:00 p.m. local time, in the AMS executive offices at 10700 Bren Road West, Minnetonka, Minnesota.

     Our board of directors believes that a favorable vote on the matters to be considered at the Annual Meeting is in the best interests of AMS and its shareholders, and unanimously recommends a vote FOR each of the matters described in the Notice of Annual Meeting and Proxy Statement. Accordingly, we urge you to carefully review the accompanying materials and to promptly vote your shares.

     We hope you will attend the Annual Meeting. Whether or not you attend personally, we urge you to complete, sign, date, and return the enclosed proxy card in the enclosed envelope in order to have your shares represented and voted at the Annual Meeting. If you do attend, your proxy can be revoked at your request in the event you wish to vote in person.

Very truly yours,

Douglas W. Kohrs President and Chief Executive Officer

April 4, 2003

NOTICE OF ANNUAL SHAREHOLDERS MEETING TO BE HELD WEDNESDAY, MAY 7, 2003
INFORMATION CONCERNING THE ANNUAL MEETING
VOTING OF SHARES
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: AMENDMENT TO 2000 EQUITY INCENTIVE PLAN
COMPENSATION AND OTHER BENEFITS
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002 AND 2002 FISCAL YEAR-END OPTION VALUES
CERTAIN TRANSACTIONS
STOCK PERFORMANCE GRAPH
PRINCIPAL SHAREHOLDERS AND MANAGEMENT BENEFICIAL OWNERSHIP
SELECTION OF AUDITORS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS FOR THE NEXT ANNUAL MEETING
OTHER BUSINESS
HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS
ANNUAL REPORT
APPENDIX
AUDIT COMMITTEE CHARTER AMERICAN MEDICAL SYSTEMS HOLDINGS INC.

10700 Bren Road West
Minnetonka, Minnesota 55343

NOTICE OF ANNUAL SHAREHOLDERS MEETING
TO BE HELD WEDNESDAY, MAY 7, 2003

TO THE SHAREHOLDERS OF AMERICAN MEDICAL SYSTEMS HOLDINGS INC.:

     The 2003 Annual Meeting of American Medical Systems Holdings Inc. Shareholders will be held on Wednesday, May 7, 2003, at 4:00 p.m. local time, in the AMS executive offices at 10700 Bren Road West, Minnetonka, Minnesota for the following purposes:

1.	to elect three directors to serve for three-year terms, or until their successors are elected and qualified;

2.	to consider and act on a proposal to amend our 2000 Equity Incentive Plan to increase the number of shares reserved for issuance under the plan by 2,000,000 shares of Common Stock, from 5,355,000 shares to 7,355,000 shares.

3.	to transact other business if properly brought before the Annual Meeting or any adjournment thereof.

     Only shareholders of record as shown on the books of AMS at the close of business on March 20, 2003, will be entitled to vote at the Annual Meeting or any adjournment thereof. Shareholders are entitled to one vote for each share held of record at that time. The Proxy Statement and accompanying proxy card will first be mailed to shareholders on or about April 4, 2003.

By Order of the Board of Directors

M. James Call Secretary

April 4, 2003

AMERICAN MEDICAL SYSTEMS HOLDINGS INC.
10700 Bren Road West
Minnetonka, Minnesota 55343

PROXY STATEMENT FOR
ANNUAL SHAREHOLDERS MEETING
WEDNESDAY, MAY 7, 2003

INFORMATION CONCERNING THE ANNUAL MEETING

     The Annual Meeting of American Medical Systems Holdings Inc. Shareholders will be held on Wednesday, May 7, 2003, at 4:00 p.m. local time, in the AMS executive offices at 10700 Bren Road West, Minnetonka, Minnesota. Please see the attached Notice of Meeting for the purposes of the meeting.

     A proxy card is enclosed for your use. You are solicited on behalf of the board of directors to MARK, SIGN, DATE, AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED. Postage is not required if mailed within the United States. We will pay the cost of soliciting proxies, including preparing, assembling and mailing the proxies. We will also pay the cost of forwarding such material to the beneficial owners of our voting common stock. Our directors, officers, and regular employees may, for no additional compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for the expenses of forwarding proxy materials to the beneficial owners of our Common Stock.

     Any proxy card given in accordance with this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in the proxy card. Any shareholder giving a proxy may revoke it at any time before its use at the Annual Meeting by:

•	giving written notice of revocation to our Secretary before the Annual Meeting or at the Annual Meeting but before the proxy card is used;

•	submitting another duly executed proxy card with a later date; or

•	appearing at the Annual Meeting and voting his or her stock in person.

     We expect to mail this proxy statement, the proxy card and notice of meeting to our shareholders on or about April 4, 2003.

VOTING OF SHARES

     Our board of directors has fixed the close of business on March 20, 2003, as the record date for determining the shareholders of AMS who are entitled to notice of and vote at the Annual Meeting. On March 20, 2003, we had 32,219,139 shares of Common Stock outstanding. Each share of Common Stock owned of record at the close of business on March 20, 2003, is entitled to one vote on each matter voted on at the Annual Meeting. The holders of shares of Common Stock do not have cumulative voting rights.

     Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock (16,109,570 shares) is required for a quorum to conduct business. In general, shares of Common Stock represented by a properly signed and returned proxy card will count as shares present at the Annual Meeting to determine a quorum. This is the case of whether the card reflects votes withheld from the election of directors or abstentions (or is left blank) or reflects a “broker non-vote” on a matter. A proxy card reflecting a broker non-vote is any proxy card that is returned by a broker on behalf of its beneficial owner customer and not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote.

     Assuming a quorum is present at the Annual Meeting, any business, except for the election of directors, that may properly come before the Annual Meeting requires the approval of a majority of the shares voting in person or by proxy on that proposal. With respect to the election of directors, the three director nominees receiving the greatest number of votes cast for the election of directors will be elected as directors. You may vote for or against a proposal, or may abstain from voting on a proposal. Shares voted as abstaining on a proposal will be treated as votes against the proposal. You may vote for all nominees for director, or withhold authority to vote for all or certain nominees. Votes withheld from the election of director nominees will be excluded entirely from the vote and will have no effect. Broker non-votes on a proposal will be treated as shares not entitled to vote on that proposal and, therefore, will not be counted as voted shares.

     Shares of Common Stock represented by properly executed proxy cards will be voted as directed on the proxy cards. Proxies signed by shareholders, but lacking any voting instructions, will be voted in favor of the proposal. The proxies named on the proxy card will use their judgment to vote such proxies on any other business that may properly come before the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Nomination

     Our Bylaws provide that our board of directors shall have from one to nine members as may be determined by our board. In accordance with our Amended and Restated Certificate of Incorporation, our board of directors will be divided into three staggered classes that are as nearly equal in size as possible. The term of each class of directors is three years, and the term of one class expires each year at our annual meeting of shareholders.

     On February 1, 2002, James T. Treace resigned from our board of directors. At that time, our board of directors determined that our board would consist of six members. On July 18, 2002, however, our board increased the number of directors of AMS to seven and elected Thomas E. Timbie to fill the vacancy and to serve until the 2003 Annual Meeting of Shareholders. The terms of three current members of the board will expire at the Annual Meeting. The terms of the remaining four current members of the board will expire as indicated in the table below. The board has nominated Thomas E. Timbie, Douglas W. Kohrs, and Elizabeth H. Weatherman to serve as directors of AMS for three-year terms expiring at the 2006 Annual Meeting of Shareholders, or until their successors are duly elected and qualified. All of the nominees currently serve as directors and have continuously served from the dates indicated in the facing table.

     Under a shareholders agreement, Warburg Pincus Equity Partners L.P., which is referred to in this proxy statement as Warburg Pincus, has the right to designate two people to our board of directors. Currently, Warburg Pincus has only designated Elizabeth H. Weatherman as its representative under this agreement. See “Certain Transactions” for more information on this agreement. No other arrangements or understandings exist between any nominee and any other person under which such nominee was selected.

     The board recommends a vote FOR, and solicits proxies in favor of, the election of each of the three nominees for directors. It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of the three nominees named in the proxy card unless otherwise directed by the shareholder. The three director nominees receiving the greatest number of votes cast for the election of directors will be elected as directors at the Annual Meeting. If, before the Annual Meeting, the board learns that any nominee will be unable to serve because of death, incapacity, or other unexpected occurrence, the proxies that would have been voted for the nominee will be voted for a substitute nominee selected by the board. The proxies may also, at the board’s discretion, be voted for the remaining nominees. The board believes that all nominees will be able to serve for the term of their elections. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Information About Nominees and Other Directors

     The following is biographical information, as of March 7, 2003, concerning the three nominees for election as directors of AMS, and the other directors presently serving as directors of AMS but not standing for election at the Annual Meeting.

Name	Age	Principal occupation	Director since

Nominees for three-year terms expiring in 2006
Douglas W. Kohrs	45	President and Chief Executive Officer of AMS	1999
Thomas E. Timbie	45	President of Timbie & Company, LLC	2002
Elizabeth H. Weatherman	43	Managing Director of Warburg Pincus LLC	1998

Directors not standing for election this year whose terms expire in 2004
David W. Stassen	51	General Partner of St. Paul Venture Capital, LLC	1999
		Group Chairman, Office of the President of
Albert Jay Graf	55	Guidant Corporation	2001

Directors not standing for election this year whose terms expires in 2005
Richard B. Emmitt	58	Managing Director of The Vertical Group, Inc.	1998
Christopher H. Porter, Ph.D.	59	Principal of Medical Genesis	1998

Other Information About Nominees and Other Directors

     Richard B. Emmitt has been a Managing Director of The Vertical Group, Inc., an investment management and venture capital firm focused on the medical device industry, since 1989. Mr. Emmitt currently serves on the board of directors of Wright Medical Group Inc. and Micro Therapeutics Inc., publicly held companies, as well as BioSET Inc., ev3 Inc., Incumed Inc., SURx Inc., Velocimed Inc., and Tepha Inc., which are all privately held companies.

     Albert Jay Graf has served as one of our directors since September 2001. Since 2000, Mr. Graf has been the Group Chairman, Office of the President of Guidant Corporation, a provider of therapies for cardiovascular and vascular disease, responsible for Guidant’s four operating groups. From 1994 until 2000, Mr. Graf served as President of Guidant’s Cardiac Rhythm Management operating group. Mr. Graf currently serves on the board of ATS Medical Inc., a publicly held company.

     Douglas W. Kohrs has 20 years of experience in the medical device industry, most recently as general manager of Sulzer Spine-Tech, Inc. from May 1998 to April 1999. Mr. Kohrs was part of the founding team at Spine-Tech when it was formed in 1991 to develop and commercialize the BAK spinal fusion cage, a novel implantable device to improve the surgical treatment of degenerative disc disease. Mr. Kohrs also served as Vice President of Research and Development and Vice President of Marketing during his tenure at Spine-Tech. Mr. Kohrs currently serves as a director of Disc Dynamics Inc. and Pioneer Surgical Technologies, both of which are privately held companies, and Kyphon Inc., which is publicly held. Warburg Pincus, one of our principal shareholders, is a significant shareholder of Kyphon Inc.

     Christopher H. Porter, Ph.D. is the Principal of Medical Genesis, a consulting company he founded in 1992. His 25 year career in the medical device industry includes research and development and management experience with 3M, Johnson & Johnson, and Pfizer Inc., as well as several early stage companies. Dr. Porter also served as our Vice President, Research and Development from 1981 to 1987. He has introduced over 30 medical products during his career and holds 24 U.S. patents.

     David W. Stassen has been a General Partner of St. Paul Venture Capital, LLC since July 1999. Mr. Stassen has also been a Managing Director of Upper Lake Growth Capital LLC and Crane Island Ventures LLC since January 1999. From June 1998 until January 1999, he was a private investor. From June 1992 through June 1998, Mr. Stassen was the President and Chief Executive Officer of Sulzer Spine-Tech Inc., formerly Spine-Tech Inc., which developed and commercialized the BAK spinal fusion cage, a novel implantable device to improve the surgical treatment of degenerative disc disease. Mr. Stassen currently serves on the board of directors of Atritech Inc., Converge Inc., Disc Dynamics Inc., Geodigm Inc., Heartstent Corporation, MiraMedica Inc., Myocor Inc., and SRTI, all privately held companies.

     Thomas E. Timbie is the President of Timbie & Company, LLC, a financial and management consulting firm he founded in 2000. Mr. Timbie has over 20 years of financial and accounting experience in a variety of industries with particular emphasis on medical devices. From January 2000 to October 2000, he was the Interim Vice President and Chief Financial Officer of e-dr. Network Inc., a business-to-business exchange in the optical market. From April 1996 to December 1999, Mr. Timbie was the Vice President and Chief Financial Officer of Xomed Surgical Products Inc., which was acquired by Medtronic Inc. in November 1999. Mr. Timbie is currently a director and the audit committee chairman of Wright Medical Group Inc., Indus International Inc., and Medical Staffing Network Holdings Inc. Warburg Pincus, one of our principal shareholders, is a significant shareholder in of all these companies.

     Elizabeth H. Weatherman is a Managing Director of Warburg Pincus LLC, where she has been a member of the health care group since 1988. She is responsible for the Warburg Pincus medical device investment activities. Ms. Weatherman currently serves on the board of directors of Wright Medical Group Inc., Kyphon Inc. and Micro Therapeutics Inc., publicly held companies, as well as several privately-held medical device companies. Ms. Weatherman also serves on the compensation committee of each of the foregoing boards.

Additional Information About the Board of Directors

     We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act which, among other things, sets forth a number of new corporate governance standards and disclosure requirements. In addition, Nasdaq has recently proposed changes to its corporate governance and listing requirements. Many of the requirements of the Sarbanes-Oxley Act and the proposed Nasdaq rules are subject to final rule-making initiatives by the Securities and Exchange Commission (SEC), and, therefore, have not yet become effective. When effective, many of the requirements may be subject to lengthy transitional provisions. In anticipation of the final effectiveness of these requirements, the Board and its Committees have initiated actions to pre-comply with many of the proposed rules. We will continue to monitor the progress of pending corporate governance legislation and related rule-making initiatives and will continue to evaluate board duties and responsibilities with the intention of maintaining full compliance.

     Except for Mr. Kohrs, all of our directors are “independent” directors, as defined by the current rules and regulations of the SEC and the National Association of Securities Dealers. Although Ms. Weatherman is “independent” under current rules of the SEC and the National Association of Securities Dealers, she would not be “independent” under the currently proposed rules of the National Association of Securities Dealers, Inc. because of her affiliation with Warburg Pincus, which owns more than 20 percent of our stock.

     Our board of directors held ten meetings, including four regularly scheduled meetings and six special meetings, during 2002. Each member of our board of directors attended 75 percent or more of the board meetings held while they were directors, and the committees of the board on which the director served, except for Dr. Porter who attended six of the ten board meetings.

     Our board of directors has established an audit committee and a compensation committee. The audit committee consists of Messrs. Emmitt, Stassen, and Timbie. The compensation committee consists of Mr. Graf and Ms. Weatherman.

     The audit committee provides assistance to the board to satisfy its fiduciary responsibilities relating to the accounting, auditing, operating, and reporting practices of AMS. This committee also selects our independent auditors and reviews the services performed by such auditors, including reviewing the annual financial statements, the scope of the annual audits, the fees to be paid to the auditors, and the adequacy of our internal controls for compliance with corporate policies and directives. Our board has determined that Mr. Timbie, who chairs the committee, is an “audit committee financial expert” as defined by the SEC. During fiscal year 2002, the audit committee met six times.

     The compensation committee reviews general programs of compensation and benefits for all of our employees and administers our 2000 Equity Incentive Plan and Employee Stock Purchase Plan. This committee also makes recommendations to the board concerning executive officer and director compensation. During

2002, the compensation committee met one time. The compensation committee also took action by unanimous written consent multiple times in 2002.

Director Compensation

Fees

     Our current policy is to pay our directors who are not employees of AMS or representatives of one of our shareholders, our “non-employee directors,” a fee of $1,500 for attending each regularly scheduled meeting of our board, whether attendance is in person or by telephone. We do not pay our non-employee directors this fee, however, if our board holds a telephone meeting solely to approve actions a committee of our board recommends. We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending regularly scheduled meetings of our board. Messrs. Porter, Graf, and Timbie are our only non-employee directors. In fiscal year 2002, Messrs. Porter and Timbie attended six meetings, and Mr. Graf attended eight meetings. We do not compensate our directors who are employees of AMS or representatives of our shareholders for service on our board. In addition to his payments for attendance at board meetings, we pay Mr. Timbie an annual retainer of $75,000 for serving as Chair of our Audit Committee. In 2002, we paid Mr. Timbie $34,161 for serving as Chair of our Audit Committee from July 2002 through the end of the year.

Options

     In addition, it is our policy to grant our non-employee directors stock options, other than the chair of our audit committee, under our 2000 Equity Incentive Plan for their service on our board. In January 1999, we granted Dr. Porter a non-qualified stock option to purchase 75,000 shares of our Common Stock at an exercise price of $1.67 per share, and in September 2001 we granted Mr. Graf a non-qualified stock option to purchase 100,000 shares of our Common Stock at an exercise price of $16.05 per share. These options have an exercise price equal to the fair market value on the date of grant and vest over a four-year period from the date of grant, as long as the non-employee director continues to serve on our board. The options expire ten years from the date of grant. No other options have been granted to any other person for service as one of our directors. We do not intend to grant Mr. Timbie any stock options for serving on the board as long as he is chair of our audit committee.

Consulting Services

     In fiscal 2002, we paid a company controlled by Dr. Porter $42,000 for consulting services provided to us, and reimbursed his company $10,961 for expenses he incurred in connection with those services. See “Certain Transactions” below for more information on this arrangement with Dr. Porter.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2002, Ms. Weatherman and Mr. Graf served as members of the board’s compensation committee. Mr. Treace served as a member of the compensation committee until February 1, 2002, when he resigned from our board. During 2002, no executive officer of ours served as a member of the board of directors or compensation committee of any entity that had an executive officer serving as a member of our board of directors or compensation committee.

     Ms. Weatherman is a managing director and member of Warburg Pincus LLC. Under a shareholders agreement, Warburg Pincus has the right to designate two people to our board of directors. Currently, Warburg Pincus has designated Ms. Weatherman as its representative under this agreement. See “Certain Transactions” for more on the shareholders agreement.

PROPOSAL 2: AMENDMENT TO 2000 EQUITY INCENTIVE PLAN

Introduction

     On April 17, 2000, our board of directors and shareholders adopted the American Medical Systems Holdings Inc. 2000 Equity Incentive Plan. The plan replaced the American Medical Systems Inc. 1998 Equity Incentive Plan, which was terminated in connection with the formation of American Medical Systems Holdings Inc. All options outstanding under the 1998 Equity Incentive Plan were exchanged for options under the 2000 Equity Incentive Plan. The exchanged options have the same terms and are subject to the same conditions, except that upon exercise, the holders of the options will receive Common Stock of American Medical Systems Holdings Inc., rather than Common Stock of American Medical Systems Inc.

     On March 27, 2003, our board approved, subject to the approval of our shareholders, an amendment to the plan to increase the number of shares reserved for issuance under the plan by 2,000,000 shares of Common Stock, from 5,355,000 shares to 7,355,000 shares. At the Annual Meeting, you will be asked to approve the foregoing amendment to the plan.

     On March 27, 2003, our board also approved amendments to the plan that:

•	prohibit the board or compensation committee from re-pricing any previously granted “underwater” options without prior approval of our shareholders.

•	eliminate the provisions in the plan that previously permitted the grant of restricted stock awards, phantom stock units, and performance shares, and limit the number of shares that may be granted as stock bonus awards under the plan to 50,000 shares.

     These amendments were effective at the time of board approval and do not require shareholder approval. Accordingly, these amendments will not be voted on at the Annual Meeting.

Purpose of Proposed Amendment

     Providing stock options and other incentive awards under the plan is an important element in our overall success. In general, our board believes that equity-based incentives align the interests of our management and employees with those of our shareholders. In addition, providing stock options under the plan is an important strategy for attracting and retaining the type of high-quality executives, employees, and advisors our board believes is necessary to achieve our goals.

     Given the intense competition for such personnel, our board believes that our ability to offer competitive compensation packages, including those with equity-based incentive components, is particularly important in attracting and retaining qualified candidates. The increase in the number of shares reserved for issuance under the plan is necessary to permit us to continue to be able to grant stock options and other incentive awards to eligible participants under the plan, and for the benefit of new participants. If our shareholders approve this amendment, 2,144,941 shares would be available for future grants (in addition to any other shares which are contributed to the plan from unexercised stock options and forfeited or terminated incentive awards), putting us in a position to provide appropriate incentive awards to eligible participants. We anticipate we will issue additional options in the future to eligible participants to the extent that a sufficient number of shares are reserved for issuance under the plan.

Summary of the Plan

     A general description of the basic features of the plan, as amended, is set forth below. This summary is qualified in its entirety by reference to the actual text of the plan. You may obtain a copy of the plan from us free of charge, by sending a request to us. We have also filed a copy of the plan with the Securities and Exchange Commission with this proxy statement, and it is available through the Commission’s website at www.sec.gov.

General

     The plan’s purpose is to provide a means through which:

•	we are able to attract persons to become and remain employees, directors, and consultants of AMS; and

•	our employees, directors, and consultants can acquire an equity interest in our Common Stock, or receive incentive compensation based on the value of our Common Stock, which strengthens their commitment to us and aligns their interests with our shareholders.

     Our employees, directors, and consultants are eligible to participate in the plan. As of March 7, 2003, approximately 500 individuals were eligible to participate in the plan. The plan provides for the grant of the following awards to our eligible employees, consultants, and directors:

•	options to purchase our Common Stock that qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended,

•	options to purchase our Common Stock that do not qualify as incentive stock options under the Code,

•	awards of unrestricted shares of Common Stock in the form of stock bonuses, and

•	awards of stock appreciation rights.

Administration

     Our board, or a committee of our board, may administer the plan. Currently, the compensation committee of our board administers the plan and has the authority to, among other things:

•	select plan participants,

•	determine the nature and extent of the awards made to each plan participant,

•	determine when all awards will be made to plan participants,

•	determine the duration of the period and vesting schedule for each award,

•	determine any payment conditions of the awards,

•	prescribe the form of agreements evidencing awards made under the plan, and

•	make all other decisions relating to the administration of the plan.

     Except to the extent necessary in connection with certain specified changes in our corporate structure or shares, the compensation committee may not, without prior approval of our shareholders, seek to effect any re-pricing of any previously granted, “underwater” option by

•	amending or modifying the terms of the underwater option to lower the exercise price,

•	canceling the underwater option and granting replacement options having a lower exercise price in exchange, or

•	repurchasing the underwater options and granting new options.

     For purposes of the plan, an option is be deemed to be “underwater” at any time when the fair market value of our common stock is less than the exercise price of the option.

Stock Subject to the Plan

     Prior to the proposed amendment to the plan as described in this proxy statement, there were 5,355,000 shares of Common Stock specifically reserved for issuance under the plan. The amendment to the plan proposed hereby would increase the number of shares specifically reserved for issuance under the plan from 5,355,000 to 7,355,000 shares.

     As of March 7, 2003, options to purchase 4,000,162 shares of Common Stock were outstanding under the plan, 1,206,972 shares of Common Stock have been issued upon exercise of options granted under the plan and 144,941 were available for future grants. Assuming approval of an increase of 2,000,000 shares to the plan, 2,144,941 shares would be available for future grants.

     In determining the number of shares of Common Stock available for issuance under the plan at any point in time, shares of Common Stock that are issued under the plan or that are subject to outstanding incentive awards are applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the plan. In general, any shares of Common Stock that are subject to an incentive award that is surrendered, forfeited, or expires, or for any reason is terminated, shall become available for issuing of new incentive awards under the plan.

Types of Awards and Other Terms of Plan

Stock Options

     An option provides its holder with the opportunity to purchase a specified number of shares of our Common Stock at a predetermined price (the exercise price) for a specific period of time. Under the plan, the administrator determines the exercise price of the option at the time of grant. The exercise price may not be less than 100 percent of the fair market value of a share of our Common Stock on the day before the date the administrator grants the option. For purposes of the plan, the fair market value of our Common Stock is the average of the high and low prices of our Common Stock reported on the primary exchange on which our Common Stock is listed. On March 7, 2003, the closing price of a share of our Common Stock on the Nasdaq National Market was $16.25.

     Options become exercisable at such times and in such installments as determined by the administrator. The options are generally granted for a ten year term, but may terminate earlier if the participant’s employment with us terminates earlier.

     The exercise price of options must be paid in cash and/or shares of Common Stock valued at the fair market value at the time the option is exercised or, in the discretion of the administrator, either in other property having a fair market value on the date of exercise equal to the exercise price, or by delivering to the administrator of the plan a copy of irrevocable instructions to a stockbroker to deliver promptly to us an amount of sale or loan proceeds sufficient to pay the exercise price.

     Under present law, incentive stock options may only be granted to employees. If a plan participant who holds an incentive stock option also owns, or is deemed to own, more than 10 percent of the combined voting power of all of our classes of stock, the option period may not exceed five years and the exercise price of the option may not be less than 110 percent of the fair market value on the date of grant. The aggregate fair market value of shares of Common Stock with respect to which incentive stock options may become exercisable for the first time by a participant in any calendar year may not exceed $100,000. Any incentive stock options in excess of this amount will be treated as non-statutory stock options.

Stock Appreciation Rights

     A stock appreciation right (SAR) is a right to receive a payment from us in the form of stock, cash, or a combination of both, equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price of the SAR multiplied by the number of shares subject to the SAR. The exercise price of a SAR will be determined by the administrator of the plan. A SAR granted in connection with an option shall become exercisable and be transferable according to the same vesting schedule and transferability rules as the corresponding option, and its expiration period shall not be longer than seven years after its date of grant. A SAR granted independent of an option shall become exercisable, be transferable, and shall expire in accordance with a vesting schedule, transferability rules, and expiration provisions as established by the administrator and reflected in agreement evidencing the award. If the holder of an unexpired SAR has not yet exercised it on the last day it can be exercised, and the fair market value of our Common Stock exceeds the exercise price of the SAR, we will deem the SAR to be automatically exercised by the holder and make the appropriate payment to the holder. A holder of a SAR has no rights as a shareholder with respect to any shares subject to a SAR unless and until the administrator pays the holder in the form of Common Stock. To date, we have not granted any SAR’s under this plan.

Stock Bonus Awards

     A stock bonus award (SBA) is an unrestricted award of Common Stock in such amounts and subject to such terms and conditions as the administrator of the plan shall determine. An SBA may be granted as, or in payment of, a bonus or to provide incentives or recognize special achievements or contributions. To date, we have granted 2,925 shares as stock bonus awards under the plan, and 47,075 shares are available for future issuance as stock bonus awards under the amended plan.

Effect of Change in Control

     See “Compensation and Other Benefits—Change in Control Arrangements” in this proxy statement for a discussion regarding the effects of a “change in control” on incentive awards granted under the plan.

Amendment of the Plan

     The board may at any time terminate the plan. Generally, with the express written consent of an individual participant, either the board or the committee administering the plan may cancel, reduce, or otherwise alter outstanding incentive awards if, in its judgment, the tax, accounting, or other effects of the plan or potential payouts thereunder would not be in the best interests of AMS. The board or the committee administering the plan may at any time amend or suspend and, if suspended, reinstate, the plan in whole or in part.

     The board may not, however, make an amendment to the plan without shareholder approval if shareholder approval is required under the applicable rules and regulations of the Securities Exchange Act of 1934, Section 422 of the Internal Revenue Code, or the Nasdaq Stock Market.

Termination

     The plan will terminate on April 17, 2010, unless terminated earlier by the board. No incentive awards may be granted after such termination. Incentive awards outstanding upon termination of the plan may continue to be exercised according to their terms. Administration of the plan shall continue in effect until all matters relating to the payment of such previously granted incentive awards have been settled.

Federal Income Tax Consequences

     The following description of federal income tax consequences is based on current statutes, regulations, and interpretations. The description does not include foreign, state, or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, executive officers, greater-than-10 percent shareholders, or to any individual participant who receives an incentive award under the plan.

Incentive Stock Options

     There will not be any federal income tax consequences to either AMS or the participant as a result of the grant to an employee of an Incentive Stock Option under the plan. The exercise by a participant of an Incentive Stock Option also will not result in any federal income tax consequences to AMS or the participant, except that:

•	an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Stock Option, determined at the time of exercise, over the amount paid for the shares by the participant would be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and

•	the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below. Special rules would apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an option exercise price.

     If a participant disposes of shares acquired with exercise of an Incentive Stock Option, the federal income tax consequences will depend upon how long the participant held those shares. If the participant did not dispose of the shares within two years after the Incentive Stock Option was granted and such shares were transferred to the participant, or within one year after the participant exercised the Incentive Stock Option, then the participant would recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss would be equal to the difference between (a) the amount realized on disposition of such shares, and (b) the option price at which the participant acquired the shares. AMS would not be entitled to any compensation expense deduction under these circumstances.

     If the participant did not satisfy both of the above holding period requirements, then the participant would be required to report as ordinary income, in the year the participant disposes of such shares, the amount by which the lesser of (a) the fair market value of the shares at the time of exercise of the Incentive Stock Option, or (b) the amount realized on the disposition of the shares, exceeded the option price for the shares. AMS would be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding and employment-related taxes and we may be required to withhold in order to receive a deduction. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, would be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Stock Options

     Generally, neither the participant nor AMS incurs any federal income tax consequences as a result of the grant of a Non-Statutory Stock Option. Upon exercise of a Non-Statutory Stock Option, a participant recognizes ordinary compensation income, subject to withholding and employment-related taxes, on the date of exercise equal to the difference between (a) the fair market value of the shares purchased, determined on the date of exercise, and (b) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules would apply if previously acquired shares of Common Stock are tendered in payment of an option exercise price.

     At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Statutory Stock Option, any gain or loss would be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of exercise.

     In general, we would be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Stock Option for any amounts includable in the taxable income of the participant as ordinary compensation income, provided AMS complies with any applicable withholding requirements. We would also be entitled to the deduction in AMS’ tax year in which the participant is taxed.

Stock Appreciation Rights

     A participant who receives a SAR will not recognize any taxable income at the time of the grant. Upon the exercise of a SAR, the participant will realize ordinary compensation income equal to the cash and the fair market value of any shares of Common Stock received by the participant. Provided that proper withholding is made, we would be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary compensation income.

Stock Bonus Awards

     For shares issued pursuant to an SBA, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. We will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with an SBA, any gain or loss would be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

Excise Tax on Parachute Payments

     The Internal Revenue Code of 1986, as amended, also imposes a 20 percent excise tax on the recipient of “excess parachute payments,” as defined in the Code and denies tax deductibility to us on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders, or highly compensated individuals, which are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options upon a change in control of AMS may constitute parachute payments, and in certain cases, “excess parachute payments.”

Section 162(m) Limits

     Under Section 162(m) of the Internal Revenue Code, the deductibility of certain compensation paid to the chief executive officer or any of the named executive officers listed in the summary compensation table below is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation described above in connection with Incentive Awards under the plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as “performance-based compensation.” Under Section 162(m), any compensation resulting from the exercise of options under the plan with exercise prices equal to or greater than the fair market value of the Common Stock on the date of grant would qualify as “performance-based compensation.” Compensation expense in connection with any other Incentive Award under the plan would be subject to this limit.

Option Awards Under the Plan

     There are no outstanding grants of awards under the plan that are subject to shareholder approval of the proposed amendment to the plan. The amount of future grants under the plan to eligible participants is not determinable because, under the terms of the plan, such grants are made at the discretion of the administrator of the plan. The exercise prices of options to be granted in the future under the plan are not determinable because they will be based upon the fair market value of our common stock on the date of grant. From January 1999 through March 2003, we granted options under the plan to the individuals and groups in the aggregate amounts set forth below.

Number of shares
Name and Position	underlying incentive award

Douglas W. Kohrs
President and Chief Executive Officer	750,000

M. James Call
Executive Vice President, Chief Financial Officer, and Secretary	350,000

Martin J. Emerson
Executive Vice President, Global Sales and Marketing	310,000

Richard J. Faleschini
Vice President, and General Manager, CryoGen	245,000

Lawrence W. Getlin
Vice President, Regulatory, Medical Affairs, and Quality Assurance	235,000

All Current and Former Executive Officers as a Group	3,320,000
Non-Executive Directors as a Group	175,000

Nominees for election as Directors	750,000

All Current and Former Non-Executive Employees as a Group	1,599,837

     No information is being provided about incentive awards that may be granted in the future under the plan. Such incentive awards are within the discretion of the administrator of the plan. The administrator has not determined future incentive awards or who might receive them.

Board Recommendation

     Our board of directors recommends that the shareholders vote FOR the proposed amendment to the plan. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval of the proposed amendment to the plan. Unless a contrary choice is specified on the proxy card, proxies solicited by our board of directors will be voted FOR approval of the proposed amendment to the plan.

COMPENSATION AND OTHER BENEFITS

Summary of Compensation

     The following table shows the compensation earned for the past three years by our President and Chief Executive Officer and our other four most highly compensated executive officers in 2002. The executives named in this table are referred to in this proxy statement as our named executive officers.

Summary Compensation Table

				Long-term
				compensation

	Annual compensation			Securities
				underlying	All other
Name and principal position	Year	Salary	Bonus(1)	options (#)	compensation

Douglas W. Kohrs	2002	$290,000	$134,618	75,000	—
President and	2001	265,000	122,112	75,000	—
Chief Executive Officer	2000	250,000	32,550	—	—
M. James Call (2)	2002	$225,000	$86,130	—	$10,428	(5)
Executive Vice President, Chief	2001	91,239	35,689	315,000	3,583	(5)
Financial Officer and Secretary	2000	—	—	—	—
Martin J. Emerson (3)	2002	$190,000	$84,590	40,000	$8,638	(5)
Executive Vice President,	2001	180,000	—	40,000	6,900	(5)
Global Sales and Marketing	2000	88,269	—	150,000	3,400	(5)
Richard J. Faleschini (4)	2002	$190,000	$62,472	30,000	$9,260	(5)
Vice President,	2001	180,000	51,451	25,000	8,111	(5)
General Manager, CryoGen	2000	170,000	29,009	—	6,799	(5)
Lawrence W. Getlin	2002	$190,000	$62,472	25,000	$9,713	(5)
Vice President, Regulatory, Medical Affairs,	2001	180,000	61,092	25,000	7,725	(5)
and Quality Assurance	2000	171,700	14,732	—	7,256	(5)

1.	Cash bonuses for services rendered have been included as compensation for the year earned, even though such bonuses were actually paid in the following year.

2.	Mr. Call’s first day of employment was July 30, 2001.

3.	Mr. Emerson’s first day of employment was June 20, 2000. Through 2002, he was our Vice President, General Manager, International Sales and Marketing.

4.	Mr. Faleschini served as Vice President, Sales and Marketing through 2002.

5.	These amounts consist of matching contributions we paid to our named executive officers under our retirement plans.

Stock Option Grants and Exercises in Fiscal Year 2002

     The following table sets forth certain information concerning stock options granted during fiscal year 2002 to each of our named executive officers:

Option Grants in Fiscal Year 2002

			Percent of
			total options			Potential realizable value
	Number of		granted to			at assumed annual rates of
	securities		employees	Exercise		stock price appreciation
	underlying		in fiscal	or base		for option term (2)
	options		year	price	Expiration
Name	granted (1)		2002	per share	date	5 percent	10 percent

Douglas W. Kohrs	75,000	(3)	11.1	$18.66	3/4/2012	$880,500	$2,230,500
Martin J. Emerson	40,000	(3)	5.9	18.66	3/4/2012	469,600	1,189,600
Richard J. Faleschini	30,000	(3)	4.4	18.66	3/4/2012	352,200	892,200
Lawrence W. Getlin	25,000	(3)	3.7	18.66	3/4/2012	293,500	743,500

1.	All of the options granted to the above named executive officers were granted under our 2000 Equity Inventive Plan. See “Change in Control Arrangements” below for a discussion of the treatment of options in the event we experience a change in control.

2.	In accordance with the rules of the SEC, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of five percent and ten percent compounded annually from the date the options were granted until their expiration date, and do not reflect our estimates of our future common stock prices. The gains shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend upon the future performance of our Common Stock, the executive’s continued employment with us or our subsidiaries, and the date on which the options are exercised. The amounts represented in this table might not be achieved.

3.	Twenty-five percent of the shares underlying these options vest on March 31, 2003. The remaining shares underlying the options vest in 6.25 percent increments on the last day of each calendar quarter following March 31, 2003, as long as the named executive officer is providing services on each of these dates, so that the entire option is fully vested four years after the date of grant.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002
AND 2002 FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options during fiscal year 2002 by the named executive officers, as well as the December 28, 2002, value of unexercised stock options held by the named executive officers.

			Securities underlying		Value of unexercised
	Shares		unexercised options at		in-the-money options
	acquired		December 28, 2002 (#)		at December 28, 2002 (1)
	on	Value
Name	exercise	realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas W. Kohrs	—	—	412,500	187,500	$5,872,674	$1,234,311
M. James Call	—	—	98,437	216,563	61,031	134,269
Martin J. Emerson	—	—	94,375	135,625	740,084	739,621
Richard J. Faleschini	—	—	121,874	83,126	1,707,551	661,444
Lawrence W. Getlin	300	$5,706	93,449	50,001	1,293,590	251,851

1.	Represents the difference between the market value (closing price on Nasdaq) of our Common Stock on December 28, 2002, ($16.23) and the exercise price of in-the-money options, before payment of applicable income taxes.

2.	Represents the difference between the Nasdaq closing price of our Common Stock on the exercise date and the exercise price of the options, before deductions for taxes or other expenses associated with the exercise.

Securities Authorized for Issuance Under Equity Compensation Plans

     We maintain two compensation plans for the issuance of our Common Stock: our 2000 Equity Incentive Plan and our Employee Stock Purchase Plan, each of which was approved by our shareholders. Our Employee Stock Purchase Plan permits employees to use payroll deductions to purchase shares of our Common Stock at discounted prices. The following table sets forth information as of December 28, 2002, regarding shares of our Common Stock that may be issued under these Plans.

Equity Compensation Plan Information at December 28, 2002

	Number of		Number of
	securities to be		securities
	issued upon	Weighted-average	remaining available
	exercise of	exercise price of	for future issuance
	outstanding	outstanding	under equity
	options,	options,	compensation
Plan category	warrants and rights	warrants and rights	plans(1) (2)

Equity compensation plans approved by shareholders	3,415,120	$8.93	964,055
Equity compensation plans not approved by shareholders	0	0	0
Total	3,415,120	$8.93	964,055

1.	Includes 192,543 shares available for the Employee Stock Purchase Plan and 47,075 shares which may be issued as stock bonus awards under the 2000 Employee Equity Incentive Plan. Does not include 2,000,000 shares of common stock reserved under the 2000 Equity Incentive Plan amendment to be considered and voted on at the annual meeting. As of March 7, 2003, options to purchase an aggregate of 4,000,162 shares were outstanding under our 2000 Equity Incentive Plan and 144,941 were available for future awards.

2.	These exclude the number of securities to be issued upon exercise of outstanding options, warrants and rights.

Pension Plans

     On January 1, 2002, we terminated our pension plan, the AMS Retirement Annuity Plan, which had been established to provide pension benefits to all of our U.S. employees hired before December 31, 1999, based on the employee’s years of service and average compensation prior to retirement. In March 2002, we distributed the assets in the pension plan as of December 31, 2001, to the employees who participated in the pension plan, including $26,912 to Mr. Kohrs, $263,183 to Mr. Getlin, and $37,740 to Mr. Faleschini.

Employment Agreements

Douglas W. Kohrs

     We entered into an employment agreement with Mr. Kohrs, on April 23, 1999. This agreement had an initial term through April 23, 2002, and automatically renews for consecutive one-year periods until either

AMS or Mr. Kohrs provides notice of termination not less than 60 days prior to an anniversary date of this agreement. In 2002, we paid Mr. Kohrs a base salary of $290,000. Mr. Kohrs was also eligible to receive an annual bonus based on specific performance criteria established by our board of directors. At that time, we granted Mr. Kohrs an option to purchase 450,000 shares of our common stock at an exercise price of $1.67 per share, 112,500 shares of which vested on April 23, 2000, and 28,125 shares of which vest on the last day of each calendar quarter following March 31, 2000, while he is employed by us. We also agreed to reimburse Mr. Kohrs’ reasonable and necessary business expenses. This agreement entitles Mr. Kohrs to participate in our other standard benefit programs and contains customary confidentiality and non-competition provisions.

     The agreement with Mr. Kohrs includes the following termination benefits:

•	If we terminated Mr. Kohrs without cause, we are required to continue to pay his salary and provide health and welfare benefits for twelve months following his termination. If, however, he accepted or engaged in other employment prior to the last day of the twelve-month period, we would be entitled to deduct from amounts and benefits due him, other than any amount owed him for bonus, the amounts and benefits he received from the other employment.

•	If we terminated Mr. Kohrs without cause, or if he terminated his employment for a good reason, such as diminution in responsibility or relocation, during the twelve-month period immediately following a change of control:

o	we would pay Mr. Kohrs all amounts and benefits accrued but unpaid through the date of his termination;
o	all unvested shares subject to outstanding stock options granted to him under the agreement would immediately vest and be exercisable;
o	we would pay Mr. Kohrs a lump sum payment equal to his annual salary at the rate in effect on the date of his termination, plus his target bonus for the year in which the change of control occurs; and
o	we would provide, at our cost, any health and welfare benefits he was receiving at the time of termination for twelve months following his termination.

M. James Call

     We entered into an employment agreement with Mr. Call, on July 30, 2001. This agreement has an initial term through July 30, 2003, and automatically renews for consecutive one-year periods until either AMS or Mr. Call provides notice of termination not less than 60 days prior to an anniversary date of this agreement. In 2002, we paid Mr. Call a base salary of $225,000. Mr. Call is also eligible to receive an annual bonus based upon specific performance criteria established by our board of directors. In connection with Mr. Call’s employment, we granted him options to purchase an aggregate of 315,000 shares of our common stock at an exercise price of $15.61 per share, 78,750 shares of which vested on June 30, 2002, and, with the exception of 12,187 shares vesting on September 30, 2003, approximately 19,687 shares of which vest on the last day of each calendar quarter following June 30, 2002, while he is employed by us. We have also agreed to reimburse Mr. Call’s reasonable and necessary business expenses. This agreement also entitles Mr. Call to participate in our other standard benefit programs and contains customary confidentiality and non-competition provisions.

     The agreement with Mr. Call includes the following termination benefits:

•	If we terminated Mr. Call without cause, he would be entitled to receive all salary and benefits accrued but unpaid under the agreement through his termination, including accrued and unused vacation, and we would also be required to continue to pay his salary and provide health and welfare benefits for twelve months following his termination. If we terminated Mr. Call without cause because we decided not to continue to extend the term of the agreement, we would also be required to pay him a pro-rated amount of his target bonus for the calendar year in which such termination occurred. If Mr. Call accepted or engaged in other employment prior to the last day of the twelve month past termination period, we would be entitled to deduct from amounts and benefits due Mr. Call, other than any amount owed him for bonus, the amounts and benefits he received from the other employment.

•	If we terminated Mr. Call without cause, or if Mr. Call terminated his employment for a good reason, such as diminution in responsibility or relocation, during the twelve-month period immediately following a change of control:

o	we would pay Mr. Call all amounts and benefits accrued but unpaid through the date of his termination;
o	all unvested shares subject to outstanding stock options granted to him under the agreement would immediately vest and be exercisable;
o	we would pay Mr. Call a lump sum payment equal to his annual salary at the rate in effect on the date of his termination, plus his target bonus of 40 percent of his salary for the year in which the change of control occurs;
o	we would reimburse Mr. Call for reasonable expenses incurred in connection with any relocation to California; and
o	we would provide, at our cost, any health and welfare benefits he was receiving at the time of termination for twelve months following termination.

Ross Longhini

     We entered into an employment agreement with Mr. Longhini, on January 1, 2003. This agreement has an initial term through January 1, 2005, and automatically renews for consecutive one-year periods until either AMS or Mr. Longhini provides notice of termination not less than 60 days prior to an anniversary date of this agreement. Mr. Longhini is paid an annual base salary of $215,000. Mr. Longhini is also eligible to receive an annual bonus based upon specific performance criteria established by our board of directors. In connection with Mr. Longhini’s employment, we granted him options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $16.16 per share, 50,000 shares of which vest on December 31, 2003, and 12,500 shares of which vest on the last day of each calendar quarter following December 31, 2003, while he is employed by us. We also agreed to reimburse Mr. Longhini’s reasonable and necessary business expenses. This agreement entitles Mr. Longhini to participate in our other standard benefit programs and contains customary confidentiality and non-competition provisions.

     The agreement with Mr. Longhini includes the following termination benefits:

•	If we terminated Mr. Longhini without cause, he would be entitled to receive all salary and benefits accrued but unpaid under the agreement through his termination, including accrued and unused vacation, and we would also be required to continue to pay his salary and provide health and welfare benefits for a period of twelve months following his termination. If we terminated Mr. Longhini without cause because we had decided not to renew the term of the agreement, we would also be required to pay Mr. Longhini a pro-rated amount of his bonus for the calendar year in which such termination occurs. If Mr. Longhini, accepted or engaged in other employment prior to the last day of the twelve month period, we would be entitled to deduct from amounts and benefits due Mr. Longhini, other than any amount owed him for bonus, the amounts and benefits he received from the other employment.

•	If we terminated Mr. Longhini without cause, or if Mr. Longhini terminated his employment for a good reason, such as diminution in responsibility or relocation, during the twelve-month period immediately following a change of control:

o	we would pay Mr. Longhini all amounts and benefits accrued but unpaid through the date of his termination;
o	all unvested shares subject to outstanding stock options granted to him under the agreement would immediately vest and be exercisable;
o	we would pay Mr. Longhini a lump sum payment equal to his annual salary at the rate in effect on the date of his termination, plus his target bonus in an amount equal to 40 percent of his salary for the year in which the change of control occurs;
o	we would provide, at our cost, any health and welfare benefits he received at the time of termination for a twelve-month period following termination.

Change in Control Arrangements

     Under our standard agreement covering stock option grants, including agreements with our executive officers, if we under went a change in control and, within nine months after the change of control, we terminated the employee’s employment for any reason other than death, disability, or cause, or the employee terminated his or her employment with us for a good reason, then without any action by the administrator of the plan, all outstanding options would become immediately exercisable in full and could remain exercisable for a period of up to twelve months from the date of termination depending upon the reason for the employee’s termination.

     For purposes of the plan, a change in control would be deemed to have occurred, among other events, upon:

•	a reorganization, merger, consolidation or disposition of substantially all of our assets, but only if:

o	we or our affiliates did not control the new entity resulting from the transaction;
o	an unrelated party did not own, directly or indirectly, 50 percent or more of the outstanding common stock of the new entity, including shares that could be issued upon the exercise of outstanding stock options, or 50 percent or more of the combined voting power of the new entity; and
o	at least a majority of the members of the board of the new entity had not been members of our board at the time of the transaction;

•	the sale of at least 80 percent of our assets to an unrelated party;

•	the approval by our shareholders of a complete liquidation or dissolution of our company;

•	any unrelated party purchased 50 percent or more of our then outstanding shares of common stock, taking into account shares that could be issued upon the exercise of outstanding stock options, or 50 percent or more of the combined voting power of our then outstanding securities ordinarily having the right to vote at the election of directors; or

•	the current members of our board, or future members of our board who were approved by at least two-thirds of our current board, ceased to constitute at least a majority of the board.

     In addition, we have agreed to provide cash severance benefits to three of our executive officers if their employment is terminated in certain circumstances following a change in control, as described above under “Employment Agreements.” We have also agreed to “gross up” payments to these individuals in the event any of their severance benefits are subject to IRS Section 4999 excise tax.

     Under our standard agreement covering stock options, we have the right to repurchase any stock issued upon exercise of an option at the same price the option holder paid if we terminate the employee for cause.

Compensation Committee Report on Executive Compensation

Membership and Role of the Compensation Committee

     The compensation committee consists of Mr. Graf and Ms. Weatherman, both members of our board of directors. The primary function of the compensation committee is to develop and implement executive compensation policies and programs that support our objective of long-term maximization of shareholder value. The purpose of these policies and programs is to attract, motivate, retain and reward executive officers and other key employees. The compensation committee’s primary duties and responsibilities are to:

•	establish overall compensation policies that are consistent with our strategic objectives,

•	assess the performance of executive officers in developing and executing these strategic objectives,

•	ensure the appropriateness of executive compensation considering both individual and corporate performance, and

•	make recommendations to the board of directors about the compensation of our executive officers and other key employees.

Executive Compensation

     The principal components of our executive compensation are salaries, annual bonuses, and stock options. We compare our compensation programs with the executive policies, practices, and compensation data at other companies of similar size, complexity, and that operate in a similar business environment for similar types of executives, with a primary comparison to other medical device manufacturers.

     Salaries for our executive officers, including our Chief Executive Officer, and other key managers, are based on the level of the person’s responsibility and experience, individual and corporate performance, and competitive compensation comparisons. The compensation committee determines the salary for Mr. Kohrs, our Chief Executive Officer, and all other executive officers and key managers considering these factors and the recommendations of Mr. Kohrs.

     Annual bonuses for our executive officers, including our Chief Executive Officer, and key managers, are based on predetermined corporate revenues and operating income targets and, in the case of our executive officers other than our Chief Executive Officer, individual performance objectives. A Management Incentive Compensation Plan was in place for 2002. This plan allows eligible participants to earn bonuses up to a stated percentage of their base salary. The bonuses are paid in the first quarter of the calendar year based on achievement of the past year’s performance goals. In 2002, Mr. Kohrs was eligible to earn a bonus ranging from 20 percent of his base salary if we achieved 95 percent of our financial objectives up to a maximum of 70 percent of his base salary if we achieved 125 percent or more of our financial objectives. Our other executive officers were eligible to earn a bonus ranging from 15 percent of their base salary if 95 percent of our corporate financial objectives and individual performance objectives were achieved up to a maximum of 60–65 percent of their base salary if 150 percent or more of our corporate financial objectives and individual performance objectives were achieved. See the “Summary Compensation Table” above for more information about bonuses paid to Mr. Kohrs and our named executive officers for 2002.

     We use stock options to attract and retain key executives, including our Chief Executive Officer, and provide an incentive to create long-term shareholder value. The price at which the options can be exercised generally equals the fair market value of our Common Stock on the date of grant. All but one of the executive officers employed by us during 2002, including our Chief Executive Officer, were granted stock options under our 2000 Equity Incentive Plan in fiscal 2002. See “Compensation and Other Benefits” above for more information on the stock options we granted to Mr. Kohrs and our named executive officers in fiscal year 2002.

     The compensation committee believes its approach to executive compensation will provide competitive base compensation, establish strong incentives to achieve our strategic objectives, and align the executives’ interests with those of our shareholders.

     Submitted by: A. Jay Graf and Elizabeth H. Weatherman

Audit Committee Report

Membership and Role of the Audit Committee

     The audit committee consists of three of our directors: Messrs. Emmitt, Stassen, and Timbie. Each of the members of the audit committee is independent as defined under the National Associations of Securities Dealers’ current listing standards. The audit committee operates under a written charter adopted by our board, a copy of which is appended to this proxy statement.

Review of Our Audited Financial Statements for the Fiscal Year ended December 28, 2002

     The audit committee has reviewed and discussed our audited financial statements for the year ended December 28, 2002, with our management. The audit committee has also discussed with Ernst & Young LLP, our independent public auditors, the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees).

     In addition, the audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the audit committee has discussed the independence of Ernst & Young LLP with that firm.

     Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2002, for filing with the SEC. The audit committee has also considered the non-audit services performed by Ernst & Young LLP during fiscal 2002, and has determined that the fees paid to Ernst & Young LLP during fiscal year 2002 for tax planning services, tax preparation services, and employee benefit plan services were compatible with maintaining the independence of that firm.

     Submitted by: Thomas E. Timbie (Chair), Richard B. Emmitt, and David W. Stassen

Audit and Non-Audit Fees

     The following table presents the aggregate fees billed for professional services rendered by Ernst & Young LLP in 2001 and 2002. Other than as set forth below, no professional services were rendered or fees billed by Ernst & Young LLP during year 2001 or 2002.

	Aggregate amount billed

Services rendered	2001	2002

Audit fees (1)	$325,401	$318,480
Audit-related fees (2)	18,700	24,900
Tax fees (3)	569,971	644,374
All other fees (4)	81,944	67,622

1.	Annual and statutory audits of our financial statements for fiscal 2002 and 2001, reviews of our financial statements included in our Forms 10-Q for 2002 and 2001, and reviews in conjunction with our public stock offering in 2001.

2.	Audits of employee benefit plans.

3.	Tax preparation and consulting services.

4.	Human resource consulting services.

CERTAIN TRANSACTIONS

     On April 17, 2000, we entered into a shareholders agreement with all of our then existing shareholders. As long as any shareholder who is a party to the shareholders agreement owns at least 20 percent of our outstanding shares of capital stock, we are obligated to nominate and use our best efforts to have two individuals designated by that shareholder elected to our board of directors. We are also obligated to nominate and use our best efforts to have one individual designated by any such shareholder who owns at least 10 percent of our outstanding shares of capital stock elected to our board of directors. Warburg Pincus currently has the right under this shareholders agreement to designate two people to be elected to our board of directors. No other shareholders currently have the right to designate anyone to be elected to our board of directors.

     On September 1, 1999, we entered into a consulting agreement with Medical Genesis. Dr. Porter, one of our directors, controls Medical Genesis. Under this agreement, Medical Genesis performs consulting services for us as we request up to 2.5 days per month. We pay Medical Genesis $3,500 per month for performing these consulting services and $1,400 a day for each day above 2.5 days. We also pay all reasonable expenses Medical Genesis incurs while performing services for us. This original agreement expired on September 1, 2000, and continues on a month-to-month basis under the same terms. In 2002, we paid Medical Genesis $42,000 for services under this agreement and reimbursed Medical Genesis $10,961 for expenses in connection with those services.

STOCK PERFORMANCE GRAPH

     The following graph compares the annual cumulative total shareholder return on our Common Stock from August 10, 2000, the date of our initial public offering, until December 28, 2002, with the annual cumulative total return over the same period of the Nasdaq Market Value Index and a Comparable Company Index (the Media General Industry Group 521 Index for medical appliances and equipment). Media General Financial Services prepared the data points for the performance graph.

     The comparison assumes the investment of $100 in each of our Common Stock, the Nasdaq Market Value Index and the Comparable Company Index on August 11, 2000, and the reinvestment of all dividends.

	8/11/00	12/31/00	12/29/01	12/28/02

AMS Common Stock	$100.00	137.30	182.92	140.37
Comparable Company Index	100.00	111.03	105.67	100.13
Market Index	100.00	65.48	52.50	36.41

PRINCIPAL SHAREHOLDERS AND MANAGEMENT BENEFICIAL OWNERSHIP

     The following table presents information about the beneficial ownership of our Common Stock (including our voting and non-voting common stock) as of March 7, 2003, unless otherwise indicated. The information is given for:

•	each shareholder who we know beneficially owns more than five percent of our outstanding Common Stock,

•	each of our directors,

•	each of the named executive officers, and

•	all of our directors and executive officers as a group.

     Unless otherwise indicated, the business address for each of these shareholders is 10700 Bren Road West, Minnetonka, Minnesota 55343, and each shareholder exercises sole voting and investment power over the shares reflected in the table.

			Percentage of
	Shares subject	Total shares	beneficially
Name of beneficial owner	to options	beneficially owned (1)	owned(1)

Warburg, Pincus Equity Partners, L.P.(2)	0	9,854,164	30.3%
FMR Corp. (3)	0	3,326,789	10.2%
Douglas W. Kohrs	454,688	650,641	2.0%
M. James Call	118,125	150,195	*

Martin J. Emerson	111,250	116,860	*
Richard J. Faleschini	132,813	132,813	*
Lawrence W. Getlin	104,388	160,938	*
Richard B. Emmitt (4)	0	664,877	2.0%
Albert Jay Graf	31,250	31,250	*

Christopher H. Porter, Ph.D.	75,000	75,000	*
David W. Stassen (5)	0	535,682	1.6%
Thomas E. Timbie	0	0	0
Elizabeth H. Weatherman (6)	0	9,856,637	30.3%

All Directors and Executive Officers as a Group (13 persons) (7)	1,159,701	11,347,379	37.1%

1.	Based on 32,550,839 shares of Common Stock outstanding on March 7, 2003. Unless otherwise noted, the shareholders have sole voting and investment power for the shares shown. Shares not outstanding, but considered beneficially owned because of the right of a person or member of a group to purchase them within 60 days from March 7, 2003, are treated as outstanding only when calculating the amount and percent owned by such person or group. *Less than 1 percent of the outstanding shares

2.	The shareholder is Warburg Pincus Equity Partners, L.P., including three related limited partnerships (WPEP). Warburg Pincus & Co. (WP) is the sole general partner of each of these entities. WPEP is managed by Warburg Pincus LLC (WP LLC). Lionel I. Pincus is the managing partner of WP and the managing member of WP LLC, and may be deemed to control both entities. Elizabeth H. Weatherman, one of our directors, is a managing director and member of WP LLC and a general partner of WP. The address of the Warburg Pincus entities is 466 Lexington Avenue, New York, New York 10017. The number of shares beneficially owned includes 9,512,464 shares of Common Stock (based solely on a Schedule 13G dated March 7, 2002) and 341,700 shares of non-voting common stock. Our amended and restated certificate of incorporation prevents Warburg Pincus from converting its non-voting common stock into voting common stock if it would own more than 50 percent of the voting common stock.

3.	On January 10, 2003, FMR Corp. reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2002: (i) Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., beneficially owned 3,211,800 shares, 2,391,000 shares of which are owned by Fidelity OTC Portfolio (the Fund); (ii) Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., beneficially owned 93,200 shares; (iii) Fidelity International Limited (FIL), which may be deemed to be an affiliate FMR Corp, beneficially owned 21,600; and (iv) Geode Capital Management, LLC, which may be deemed to be an affiliate FMR Corp, beneficially owned 189 shares. The Board of Trustees of the Fund has sole voting power for the shares owned by the Fund. The Fund, FMR Corp. (through its control of Fidelity Management & Research Company) and Edward C. Johnson 3rd (Chairman of FMR Corp.) each has the sole power to dispose of the shares owned by the Fund. Mr. Johnson, and various Johnson family members and trusts for their benefit, may be considered, by their stock ownership and the execution of a shareholder’s voting agreement, to form a controlling group of FMR Corp. FIL has sole power to vote and sole power to dispose of the 21,600 shares owned by FIL. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934.

4.	Mr. Emmitt is an AMS director and is managing director of The Vertical Group, Inc. and general partner of The Vertical Group, L.P. The Vertical Group, L.P. is the general partner of Vertical Fund Associates, L.P. and Vertical Life Sciences, L.P., two of our shareholders. All shares indicated as owned by Mr. Emmitt are included because of his affiliation with The Vertical Group, Inc. and The Vertical Group, L.P. Mr. Emmitt does not own any shares individually and disclaims beneficial ownership of all shares owned by Vertical Fund Associates, L.P. and Vertical Life Sciences, L.P.

5.	Mr. Stassen is an AMS director and is a managing director of Upper Lake Growth Capital LLC and Crane Island Ventures LLC, two of our shareholders. All shares indicated as owned by Mr. Stassen are included because of his affiliation with the Upper Lake Growth Capital and Crane Island Ventures. Mr. Stassen does not own any shares individually, but shares voting and investment power as to 535,682 shares held by Upper Lake Growth Capital LLC.

6.	Ms. Weatherman is an AMS director and is a managing director and member of WP LLC and a general partner of WP. A total of 9,854,164 of the shares indicated as owned by Ms. Weatherman are included because of her affiliation with the Warburg Pincus entities. Ms. Weatherman disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. Ms. Weatherman owns 2,473 shares individually. Her address is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, New York 10017.

7.	The number of shares beneficially owned includes 11,057,196 shares beneficially owned by Mr. Emmitt, Mr. Stassen, and Ms. Weatherman (see footnotes 4, 5, and 6 above).

SELECTION OF AUDITORS

     We have not yet selected an accounting firm to perform an independent audit for fiscal year 2003. We have requested and expect, however, one or more representatives of Ernst & Young LLP, our independent public accountants for fiscal year 2002, to be present at the Annual Meeting. These representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than ten percent of our Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Directors, executive officers and greater than ten percent shareholders are required by SEC regulations to give us copies of all Section 16(a) reports they file. To our knowledge, our directors, executive officers and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements, except that Mr. Faleschini, an executive officer, failed to timely file a Form 4 with respect to the sale of shares of common stock in July, August, and October 2002, and Mr. Johann J. Neisz, a former executive officer, failed to timely file a Form 4 with respect to the exercise of stock options in July 2002. Both of these individuals have subsequently filed the required reports.

PROPOSALS FOR THE NEXT ANNUAL MEETING

     Shareholder proposals intended to be presented in our proxy materials for the next annual meeting of shareholders must be received by December 6, 2003, and must satisfy the requirements of the proxy rules promulgated by the SEC. A shareholder who wishes to make a proposal at the next annual meeting of shareholders without including the proposal in our proxy statement must notify us by February 19, 2004. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies we solicit for the next annual meeting of shareholders will have discretionary authority to vote on the proposal.

OTHER BUSINESS

     This proxy statement contains all business we are aware of that will be presented at the Annual Meeting. The person or persons voting the proxies will use their judgment to vote for proxies received by the board for other business, if any, that may properly come before the Annual Meeting.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

     The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. This rule allows us to send a single set of our annual report and proxy statement to any household at which two or more AMS shareholders reside if we believe that the shareholders are members of the same family. Some banks, brokers, and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both us and our shareholders. It reduces the volume of duplicate information received at your house and helps us reduce our expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instruction forms.

     If your household has previously received a single set of disclosure documents, but you would prefer to receive your own copy this year or in future years, you should contact your bank, broker, or other nominee record holder. We can also deliver a separate copy of either our annual report or proxy statement to any shareholder upon either written request to American Medical Systems Holdings Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, Attention: Investor Relations, or upon oral request to 952-930-6000. Similarly, if you share an address with another AMS shareholder and together both of you wish to receive only a single set of our annual disclosure documents, please follow the same instructions.

ANNUAL REPORT

A COPY OF OUR 2002 ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS WHICH WILL BE FURNISHED UPON PAYMENT OF A FEE) IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER AS OF MARCH 20, 2003, BY WRITING TO: AMERICAN MEDICAL SYSTEMS HOLDINGS INC., 10700 BREN ROAD WEST, MINNETONKA, MINNESOTA 55343, ATTENTION: INVESTOR RELATIONS.

APPENDIX

AUDIT COMMITTEE CHARTER
AMERICAN MEDICAL SYSTEMS HOLDINGS INC.

Organization

     There shall be a committee of the Board of Directors (the “Board”) of American Medical Systems Holdings Inc. (the “Company”) known as the audit committee (the “Committee”). This charter shall govern the operations of the Committee.

Statement of Policy

     The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the quality and integrity of the Company’s consolidated financial statements and financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s consolidated financial statements, and the legal compliance and ethics programs as established by management and the Board. In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors and management of the Company.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to engage and determine funding for outside counsel or other experts as the Committee deems necessary for these purposes and with respect to its other duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and all such advisors.

Composition and Qualifications

     The members of the Committee shall be appointed by the Board and shall consist of at least three directors. Each member of the Committee shall, at the time of his or her appointment, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall be an “audit committee financial expert,” as defined and required under the federal securities laws and rules and regulations of the Securities Exchange Commission, as amended from time to time.

     All Committee members shall meet the independence requirements set forth in the federal securities laws and under the rules and regulations established by the SEC and the Nasdaq Stock Market, as may be amended from time to time.

     The Board of Directors shall be responsible for determining “independence” of Committee members and qualification of a member as an “audit committee financial expert.”

Responsibilities and Processes

     The primary responsibilities of the Committee are as follows:

•	The Committee shall oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board.

•	The Committee shall have sole authority to appoint and oversee the work of the Company’s independent auditors and establish the compensation to be paid to the independent auditors. The Company’s independent auditors shall report directly to the Committee.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints, including confidential, anonymous submissions by employees of the Company, regarding accounting, internal accounting controls or auditing matters.

•	The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions.

•	The Committee shall pre-approve all audit services and permissible non-audit services as provided under the federal securities laws and rules and regulations of the SEC, as may be amended from time to time. The chair or any other designated member(s) of the Committee may represent the Committee for such pre-approval purposes, subject to such limits and conditions as the Committee may impose, provided that all such actions by the chair or other member(s) shall be presented to the full Committee at its next scheduled meeting for ratification.

     The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall discuss with the auditors their independence from management and the Company. The Committee shall obtain and review a written statement from the auditors regarding their independence consistent with the Independence Standards Board Standard No. 1 or any successor standard, as either may be amended from time to time.

•	The Committee shall discuss with the independent auditors the overall scope and plans for their audits. In addition, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. The Committee has the sole authority to resolve disagreements, if any, between management and the independent auditors.

•	On a periodic basis, but not less than annually, the Committee shall discuss with the independent auditors, reports regarding:

o	the selection of, or any changes in, the Company’s critical accounting policies, and alternative and preferred treatment of financial information under GAAP,
o	the independent auditor’s internal quality-control procedures,
o	any material issues raised by the most recent internal quality-control review or peer review of the independent auditor,
o	any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor,
o	any steps taken to deal with any issues described in the two preceding clauses,
o	all relationships between the independent auditor and the Company, and
o	any issues regarding the Company that the independent auditor discussed with its national office.

•	On a periodic basis, but not less than annually, the Committee shall discuss with management their review of the adequacy of the Company’s disclosure controls, the products of such controls, and any findings following such review.

•	Discuss with management and the independent auditor any accounting or other regulatory proposals or matters, correspondence with governmental or other regulatory agencies, and published reports that may have a material effect on the Company’s financial statements.

•	Prior to release, the Committee shall review all announcements of interim and annual financial results, as well as periodic earnings guidance to be publicly released by the Company, and discuss such announcements with management and the independent auditors.

•	The Committee shall review the Company’s interim financial statements with management and the independent auditors prior to filing of the Company’s Quarterly Report on Form 10-Q, including their judgment about the quality (not just acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the interim financial statements. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	The Committee shall review with management and the independent auditors the consolidated financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality (not just acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the consolidated financial statements. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Further, the Committee shall indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K and shall review and approve the report required to be included in the Company’s annual proxy statement.

•	The Committee shall review and reassess the adequacy of this charter at least annually and submit the Charter to the Board for its approval.

•	The Committee must review and either approve or disapprove all related party transactions.

     It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

     Approved by American Medical Systems Holdings Inc. Board of Directors, March 27, 2003.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
2000 EQUITY INCENTIVE PLAN
(As Amended through March 27, 2003)

1.     Purpose

     The purpose of the Plan is to provide a means through which the Company may attract able persons to become and remain directors of the Company and its subsidiaries and enter and remain in the employ of the Company and its subsidiaries and to provide a means whereby employees, directors and consultants of the Company and its subsidiaries can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and promoting an identity of interest between stockholders and these employees, directors and consultants.

     So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights and Stock Bonus Awards, or any combination of the foregoing.

2.     Definitions

     The following definitions shall be applicable throughout the Plan.

     (a)  “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right or Stock Bonus Award.

     (b)  “Board” means the Board of Directors of the Company.

     (c)  “Cause” means the Company or any of its subsidiaries having cause to terminate a Participant’s employment or service in accordance with the provisions of any existing employment, consulting or any other agreement between the Participant and the Company or any of its subsidiaries or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or any of its subsidiaries (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to intentional and extended neglect of his duties, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct injurious to the Company or any of its subsidiaries, or (iii) the Participant having plead no contest to a charge of a felony or having been convicted of a felony.

     (d)  “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     (e)  “Committee” means the full Board, the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan.

     (f)  “Common Stock” means the common stock par value $0.01 per share, of the Company.

     (g)  “Company” means American Medical Systems Holdings, Inc., a Delaware corporation, and any successor thereto.

     (h)  “Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

     (i)  “Disability” means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

     (j)  “Eligible Person” means any (i) person regularly employed by the Company or any subsidiary of the Company; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company; or (iii) consultant to the Company.

     (k)  “Exchange Act” means the Securities Exchange Act of 1934.

     (l)  “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately; or (iv) notwithstanding clauses (i) — (iii) above, with respect to Awards granted as of the consummation of an IPO, the price at which Stock is sold to the public in the IPO.

     (m)  “Holder” means a Participant who has been granted an Award.

2

     (n)  “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

     (o)  “IPO” means the initial offering of Common Stock to the public through an effective registration statement.

     (p)  “Non-Employee Director” means a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act or any successor rule or regulation.

     (q)  “Nonqualified Stock Option” means an Option granted under the Plan which is not designated as an Incentive Stock Option.

     (r)  “Normal Termination” means termination of employment or service with the Company and all of its subsidiaries:

(i)	Upon retirement pursuant to the retirement plan of the Company or any of its subsidiaries, as may be applicable at the time to the Participant in question;

(ii)	On account of Disability;

(iii)	With the written approval of the Committee; or

(iv)	By the Company or any of its subsidiaries without Cause.

     (s)  “Option” means an Award granted under Section 7 of the Plan.

     (t)  “Option Period” means the period described in Section 7(c).

     (u)  “Option Price” means the exercise price set for an Option described in Section 7(a).

     (v)  “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

     (w)  “Plan” means the American Medical Systems Holdings, Inc. 2000 Equity Incentive Plan, as may be amended from time to time.

     (x)  “Qualified Committee” means a committee composed of at least two Qualified Directors.

     (y)  “Qualified Director” means a person who is (i) an Non-Employee Director and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

3

     (z)  “Securities Act” means the Securities Act of 1933, as amended.

     (aa)  “Stock” means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

     (bb)  “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

     (cc)  “Stock Bonus” means an Award granted under Section 9 of the Plan.

     (dd)  “Stock Option Agreement” means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d).

3.     Effective Date, Duration and Shareholder Approval

     The Plan is effective as of April 17, 2000, the date of adoption of the Plan by the Board. The effectiveness of the Plan and the validity of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the stockholders of the Company in a manner which complies with (i) Section 422(b)(1) and, to the extent provided in Section 14 herein, Section 162(m) of the Code and (ii) the requirements of the primary national securities exchange with which the Stock is listed, if so listed, and/or the National Market System of the National Association of Securities Dealers Automated Quotation System, if the Stock is quoted thereon. Unless and until the stockholders approve the Plan in compliance with the applicable requirements, no Award granted under the Plan shall be effective.

     The expiration date of the Plan, after which no Awards may be granted hereunder, shall be April 17, 2010; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.     Administration

     The Committee shall administer the Plan; provided, however, that as of and after the date the Company first becomes subject to Section 16 of the Exchange Act, the Plan shall be administered by the full Board or a committee of the Board composed of at least two persons, each member of which, at the time he takes any action with respect to an Award under the Plan, shall be a Non-Employee Director; and further provided, that as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 14 herein, to the extent that the Company determines that an Award is intended to comply with Section 162(m) of the Code, the Plan shall be administered by a Qualified Committee. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

4

     (a)  Select the Eligible Persons to participate in the Plan;

     (b)  Determine the nature and extent of the Awards to be made to each Participant;

     (c)  Determine the time or times when Awards will be made to Participants;

     (d)  Determine the conditions to which the payment of Awards may be subject;

     (e)  Prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

     (f)  Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs and Stock Bonuses awarded by the Committee to each Participant.

     The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.     Grant of Awards; Shares Subject to the Plan

     The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, and/or Stock Bonuses to one or more Eligible Persons; provided, however, that:

(a) Subject to Section 11, the aggregate number of shares of Stock made subject to all Awards may not exceed 7,355,000 shares and the aggregate number of shares of Stock that may be granted as a Stock Bonus under the Plan may not exceed 50,000;

(b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option or SAR not attached to an Option, shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

(c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

5

(d) Following the date that the exemption from the application of Section 162(m) of the Code described in Section 14 (or any other exemption having similar effect) ceases to apply to Awards, no Participant may receive Options or SARs under the Plan with respect to more than 1,500,000 shares of Stock in any one year; and

(e) The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate.

6.     Eligibility

     Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.     Discretionary Grant of Stock Options

     The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

     (a)  Option price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock at the Date of Grant.

     (b)  Manner of exercise and form of payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.

     (c)  Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless

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otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

(i)	If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination.

(ii)	If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company or within thirty days of Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of death of the Holder. In such event, the Option shall remain exercisable by the person or persons to whom the Holder’s rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Holder at the time of death.

(iii)	If the Holder ceases employment or service with the Company for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of employment or service.

     (d)  Stock Option Agreement — Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:

(i)	Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)	Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires.

(iii)	Subject to Section 10(k), Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by him.

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(iv)	Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v)	Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi)	Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

     (e)  Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a subsidiary (within the meaning of Section 424(f) of the Code of the Company), the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

     (f)  $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

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     (g)  No Re-Pricing. Notwithstanding any other provision of this Plan other than Section 11, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting replacement Options having a lower exercise price; or (iii) repurchasing the underwater Options and granting new Options under this Plan. For purposes of this Section 7(g), an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

8.     Stock Appreciation Rights

     Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs independent of any Option. An SAR shall confer on the Holder thereof the right to receive in shares of Stock, cash or a combination thereof the value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the exercise price for the SAR, with respect to every share of Stock for which the SAR is granted. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

     (a)  Vesting. SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

     (b)  Automatic exercise. If on the last day of the Option Period (or in the case of an SAR independent of an Option, the period established by the Committee after which the SAR shall expire), the Fair Market Value of the Stock exceeds the Option Price (or in the case of an SAR granted independent of an Option, the Fair Market Value of the Stock on the Date of Grant), the Holder has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

     (c)  Payment. Upon the exercise of an SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Option Price, in the case of an SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of an SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

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     (d)  Method of exercise. A Holder may exercise an SAR after such time as the SAR vests by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

     (e)  Expiration. Each SAR shall cease to be exercisable, as to any share of Stock, when the Holder exercises the SAR or exercises a related Option, with respect to such share of Stock. Except as otherwise provided, in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than seven years after the Date of Grant of the SAR.

9.     Stock Bonus Awards

     The Committee may issue unrestricted Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

10.     General

     (a)  Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

     (b)  Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

     (c)  Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the

10

shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     (d)  Tax Withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company prior to delivery of such Stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

     (e)  Claim to Awards and Employment Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any of its subsidiaries.

     (f)  Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

     (g)  Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

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     (h)  No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     (i)  Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

     (j)  Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

     (k)  Nontransferability. A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Incentive Stock Options to other persons or entities.

     (l)  Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

     (m)  Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group

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insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

     (n)  Expenses. The expenses of administering the Plan shall be borne by the Company.

     (o)  Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     (p)  Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

     (q)  Shareholders Agreement. As a condition to receiving an Award under the Plan each Participant receiving Stock or rights to acquire Stock under the Plan shall agree to enter into a shareholders agreement to be approved by the Board at such time as the Board deems appropriate.

11.     Changes in Capital Structure

     Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards and the maximum number of shares of Stock with respect to which any one person may be granted Options or SARs during any year, if applicable, shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustment or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Following the date that the exemption from the application of Section 162(m) of the Code described in Section 14 (or any other exemption having similar effect) ceases to apply to Awards, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

     Notwithstanding the above, in the event of any of the following:

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A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

B. All or substantially all of the assets of the Company are acquired by another person;

C. The reorganization or liquidation of the Company; or

D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 11 may be varied by the Committee in any particular Award agreement.

12.     Nonexclusivity of the Plan

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

13.     Amendments and Termination

     The Board may at any time terminate the Plan. Subject to Section 11, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part.

14.     Effect of Section 162(m) of the Code

     The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation

14

paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration or material modification of the Plan, (ii) the exhaustion of the maximum number of shares of Stock available for Awards under the Plan, as set forth in Section 5(a), or (iii) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act. The Committee may, without shareholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that (i) the Award is intended to comply with Section 162(m) of the Code and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

*     *     *

As adopted by the Board of Directors of
American Medical Systems Holdings, Inc.
as of April 17, 2000

By:  /s/ Douglas W. Kohrs

Title:     President

[Effective April 17, 2000 as amended on May 24, 2000, November 29, 2001 and March 27, 2003]

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ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, MAY 7, 2003
proxy

This proxy is solicited by the Board of Directors

     The undersigned hereby appoints Douglas W. Kohrs and M. James Call, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of voting Common Stock of American Medical Systems Holdings, Inc. held of record by the undersigned on March 20, 2003, at the Annual Meeting of Stockholders to be held on May 7, 2003, or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

See reverse for voting instructions.

ò     Please detach here     ò

1.	Election of directors:	01 Thomas E. Timbie 02 Douglas W. Kohrs 03 Elizabeth H. Weatherman	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to amend the 2000 Equity Incentive Plan to increase the number of shares for issuance under the plan to 7,355,000 shares.	☐ For	☐ Against	☐ Abstain

3.	In their discretion, the proxies are authorized to vote upon such other business, as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Address Change? Mark Box Indicate changes below:	☐	Dated:	, 2003

Signature(s) in Box
Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.